CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement ( Form F-3) and related prospectus of VocalTec Communications Ltd. for the registration of 3,600,000 of its Ordinary shares and to the incorporation by reference therein of our report dated January 29, 2004, with respect to the consolidated financial statements of VocalTec Communications Ltd. included in its Annual Report (Form 20-F), for the year ended December 31, 2003, filed with the Securities and Exchange Commission on April 2, 2004.



                                          /s/  KOST FORER  GABBAY & KASIERER
                                               A Member of Ernst & Young Global

Tel Aviv, Israel
April 4, 2004